Exhibit 99.1

Press release

Western Coal and Walter Energy Receive Investment Canada Act

Approval in Connection with Proposed Arrangement

Vancouver, BC, March 24, 2011 - Western Coal Corp. (TSX: WTN, WTN.WT and AIM: WTN) (“Western”) and Walter Energy, Inc. (NYSE: WLT) (“Walter”) are pleased to announce that the Minister of Industry, under the Investment Canada Act, has approved the proposed acquisition of Western by Walter upon determination that the transaction is of net benefit to Canada.  Completion of the arrangement remains conditional on satisfaction of other customary conditions. Subject to the satisfaction or waiver of all conditions precedent, it is currently anticipated that the arrangement will be completed on or about April 1, 2011.

About Western Coal

Western Coal is a producer of high quality metallurgical coal from three mines in northeast British Columbia (Canada), high quality metallurgical coal and compliant thermal coal from four mines located in West Virginia (USA), and high quality anthracite and metallurgical coal in South Wales (UK). The Company is headquartered in Vancouver, BC, Canada, and trades on the AIM and TSX stock exchanges under the symbol "WTN". More information can be found at www.westerncoal.com.

About Walter Energy

Walter Energy is a leading U.S. producer and exporter of premium hard coking coal for the global steel industry and also produces steam coal and industrial coal, metallurgical coke and coal bed methane gas. Walter Energy has annual revenues of approximately $1.6 billion and employs approximately 2,100 people. For more information about Walter Energy, please visit the company website at www.walterenergy.com.

Western Coal’s Forward-Looking Information Disclaimer

This release may contain forward-looking statements that may involve risks and uncertainties. Such statements relate to the Company’s expectations, intentions, plans and beliefs. As a result, actual future events or results could differ materially from those suggested by the forward-looking statements. Readers are referred to the documents filed by the Company on SEDAR. Such risk factors include, but are not limited to changes in commodity prices; strengths of various economies; the effects of competition and pricing pressures; the oversupply of, or lack of demand for, the Company's products; currency and interest rate fluctuations; various events which could disrupt the Company's construction schedule or operations; the Company's ability to obtain additional funding on favourable terms, if at all; and the Company's ability to anticipate and manage the foregoing factors and risks. Additionally, statements related to the quantity or magnitude of coal deposits are deemed to be forward-looking statements. The reliability of such information is affected by, among other things, uncertainties involving geology of coal deposits; uncertainties of estimates of their size or composition; uncertainties of projections related to costs of production; the possibilities in delays in mining activities; changes in plans with respect to exploration, development projects or capital expenditures; and various other risks including those related to health, safety and environmental matters.

Walter Energy Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance that the transaction with Western Coal will close. The transaction is subject to a number of closing conditions which may be outside of Walter Energy's control. Forward-looking statements include expressions such as "believe," "anticipate," "expect," "estimate," "intend," "may," "plan," "predict," "will," and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the "Risk Factors" in our 2010 Annual Report on Form 10-K and subsequent filings with the SEC which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.